Exhibit 3.12

CERTIFICATE OF INCORPORATION

OF

The undersigned, for the purpose of forming a corporation pursuant to the provisions of the Business Corporations Act of the State of New Jersey, certifies as follows:

FIRST: The name of the Corporation shall be Fifty-Three Dredging Corporation.

SECOND: The registered office of the Corporation in the State of New Jersey is to be located at 28 West State Street, Room 903, Trenton, New Jersey 08608. The name of its registered agent therein is CT Corporation System.

THIRD: The nature of the business and of the purposes to be conducted and promoted by the Corporation are:

To engage in any lawful act or activity for which corporations may be organized under the provisions of the Business Corporations Act of the State of New Jersey.

FORTH: The aggregate number of shares of stock which the Corporation is authorized to issue is One Hundred (100) shares of common stock without par value.

FIFTH: The name and mailing address of the incorporator of the Corporation is Douglas B. Mackie, Great Lakes International, Inc., 2122 York Road, Oak Brook, Illinois 60521.

SIXTH: The power of the incorporator shall terminate upon filing of this Certificate of Incorporation. The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

Name	Address
W. L. Colnon	Great Lakes International, Inc. 2122 York Road, Oak Brook, Illinois 60521

R. W. Muller	Great Lakes International, Inc. 2122 York Road, Oak Brook, Illinois 60521

P. R. Dickinson	Great Lakes International, Inc. 2122 York Road, Oak Brook, Illinois 60521

SEVENTH: The Corporation shall have the power to the full extent permitted by the provisions of the Business Corporations Act of the State of New Jersey, as amended from time to time, to indemnify all persons whom it may indemnify pursuant thereto.

The undersigned being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the provisions of the Business Corporations Act of the State of New Jersey, makes this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand this 15th day of April, 1982.

/s/ Douglas B. Mackie
DOUGLAS B. MACKIE

STATE OF ILLINOIS	)
) ss
COUNTY OF COOK	)

BE IT REMEMBERED, that on this April 15th A.D., 1982, personally came before me, SANDRA L. CADORE, a Notary Public in and for the County of Cook, State of Illinois, DOUGLAS B. MACKIE, the party to the foregoing Certificate of Incorporation, known to me personally to be such, and severally acknowledged the said certificate to be their acts and deeds and that the facts therein stated are truly set forth.

Given under my hand and seal of office the day and year aforesaid.

/s/ Sandra L. Cadore
Notary Public

My Commission Expires November 9, 1984
My Commission Expires

0723343

CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

FIFTY-THREE DREDGING CORPORATION

To:	The Secretary of State
State of New Jersey

Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1. The name of the corporation is Fifty-Three Dredging Corporation.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 9th day of October, 1991:

Resolved, that Article Fourth of the Certificate of Incorporation be amended to read as follows:

“FOURTH: The aggregate number of shares which the Corporation is authorized to issue is Two Hundred (200) shares of common stock with no par value per share.”

3. The number of shares entitled to vote upon the amendment was 100.

4. That in lieu of a meeting and vote of the shareholders and in accordance with the provisions of Section 14A:5-6, the amendment was adopted by the shareholders without a meeting pursuant to the written consents of the shareholders and the number of shares represented by such consents is 100 shares.

Dated this 9th day of October, 1991.

FIFTY-THREE DREDGING CORPORATION

By	/s/ DeWitt D. Barlow
DeWitt D. Barlow, III President

/32W/SJO/NJ-amend	0100166010